Exhibit 31.1

I, John M. Maloney, Jr., certify that:

1.	I have reviewed this annual report on Form 10-K/A of Bluegreen Corporation; and
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ John M. Maloney, Jr.

John M. Maloney, Jr.,

Chief Executive Officer

Date: April 30, 2010